                                                                     EXHIBIT 3.3

                        STATEMENT WITH RESPECT TO SHARES
                           OF SERIES A PREFERRED STOCK
                                       OF
                           PENN NATIONAL GAMING, INC.


     In compliance with the requirements of Section 1522 of the Business Corporation Law of 1988, P.L. 1444, No. 177 (15 Pa. Cons. Stat Section 1522(c)), the undersigned company, desiring to state the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights, if any, of a class or a series of a class of its shares, HEREBY CERTIFIES THAT:

     (1) The name of the corporation is Penn National Gaming, Inc. (the "Company");

     (2) The resolution establishing and designating the class or series of shares and fixing and determining the relative rights and preferences thereof is set forth in full in Exhibit 1 attached hereto and made a part hereof;

     (3) The aggregate number of shares of such class or series established and designated by (i) such resolution, (ii) all prior statements, if any, filed under Section 1522 of the Business Corporation Law of 1988 or corresponding provisions of prior law with respect thereto, and (iii) any other provision of the Articles of Incorporation of the Company is 400,000 shares; and

     (4) The resolution was adopted by the Board of Directors of the Company at a duly called meeting held on May 20, 1998.

     IN WITNESS WHEREOF, Penn National Gaming has caused this statement to be duly executed in its corporate name on this 2nd day of March, 1999.

Attest:                                 PENN NATIONAL GAMING, INC.


/s/ Robert S. Ippolito                  By: /s/ Peter M. Carlino
----------------------                      -----------------------------
                                            Name: Peter M. Carlino
                                            Title: Chairman and Chief
                                                   Executive Officer
[Corporate Seal]

                                                                       EXHIBIT 1

                           PENN NATIONAL GAMING, INC.

                             Secretary's Certificate

     The undersigned, Robert S. Ippolito, hereby certifies that he is the duly elected, qualified and acting Secretary, Treasurer and Chief Financial Officer of PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the "Company"), and that what follows is a true and correct copy of resolutions duly adopted by the Board of Directors of the Company at a meeting duly held on May 20, 1998, which resolutions have not been altered, amended, modified or rescinded and remain in full force and effect on the date hereof:

          WHEREAS, the Board of Directors deems it desirable and in the best interests of the Company and its shareholders that steps be taken to preserve for shareholders the long-term value of the Company in the event of an attempted takeover of the Company; and

          WHEREAS, the Board of Directors believes that a dividend to holders of the Company's Common Stock, par value $.01 per share (the "Common Shares"), of rights to purchase fractional shares of Series A Preferred Stock (the "Preferred Stock"), on the terms and subject to the conditions hereinafter provided, is in the best interests of the Company and will contribute to the preservation of the Company's long-term value for its shareholders; and in arriving at this belief, the Board also considered the effects upon employees, suppliers and customers of the Company, and upon communities in which offices or other establishments of the Company are located and all other pertinent factors; and

          WHEREAS, the Board of Directors wishes to create the Preferred Stock, and designate the number of shares thereof and the voting powers, preferences, rights and restrictions thereof.

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of Penn National Gaming, Inc. (the "Company") by Article 4(b) of the Articles of Incorporation of the Company, the Board of Directors hereby creates the first series of Preferred Stock, par value $0.01 per share, which shall consist of 400,000 shares and shall be designated as the Preferred Stock, and fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special or relative rights thereof as follows:

               Section 1. DIVIDENDS AND DISTRIBUTIONS:

               (a) The rate of dividends payable per share of Preferred Stock on the first day of March, June, September and December in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Preferred Stock, shall be (rounded to the nearest cent) equal to the product of 100 multiplied by the aggregate per share amount of all cash dividends, and the product of 100 multiplied by the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.01 par value, of the Company since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Preferred Stock, subject to the provision for adjustment hereinafter set forth. Dividends on the Preferred Stock shall be paid out of funds legally available for such purpose. In the event the Company shall at any time after May 20, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amounts to which holders of Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Dividends shall begin to accrue and be cumulative on outstanding Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

               Section 2. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of Preferred Stock shall have the following voting rights:

               (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Shareholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) In the event that dividends on the Preferred Stock shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Preferred Stock shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Company, and to receive notice of all Shareholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Preferred Stock voting as a class shall be entitled to elect two members of the Board of Directors of the Company; and all other directors of the Company shall be elected by all Shareholders of the Company entitled to vote in the election of directors. Such voting rights of the holders of such Preferred Stock shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

               At any time when such right to elect directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all the Preferred Stock having the right to elect directors in such circumstances shall, call a special meeting of holders of such Preferred Stock for the election of directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By-laws of the Company; provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of Shareholders of the Company. Upon the mailing of the notice of such special meeting to the holders of such Preferred Stock, or, if no such meeting be held; then upon the mailing of the notice of the next annual or special meeting of Shareholders for the election of directors, the number of directors of the Company shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Preferred

          Stock to elect the two directors hereinabove provided for, and all such vacancies shall be filled only by vote of the holders of such Preferred Stock as hereinabove provided. Whenever the number of directors of the Company shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Preferred Stock, provided that no such action shall impair the right of the holders of Preferred Stock to elect and to be represented by two directors as herein provided.

               As long as the holders of Preferred Stock are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Preferred Stock, shall, until the next meeting of Shareholders for the election of directors, in each case be filled by the remaining director elected by the holders of Preferred Stock having the right to elect directors in such circumstances.

               Upon termination of the voting rights of the holders of any series of Preferred Stock the terms of office of all persons who shall have been elected directors of the Company by vote of the holders of Preferred Stock or by a director elected by such holders shall forthwith terminate.

               (c) Except as otherwise provided herein, in the Articles of Incorporation of the Company, or by law, the holders of Preferred Stock and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of Shareholders of the Company.

               Section 3. REACQUIRED SHARES. Any Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

               Section 4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall be entitled to receive the greater of (a) $1.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of

          Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of Preferred Stock were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

               Section 5. CONSOLIDATION, MERGER, ETC. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other capital stock or securities, cash and/or any other property, then in any such case the Preferred Stock shall at the same time be similarly exchanged for, or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of capital stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 6. NO REDEMPTION. The Preferred Stock shall not be redeemable.

               Section 7. FRACTIONAL SHARES. Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Stock.

          RESOLVED FURTHER, that the Board of Directors hereby declares that a dividend of one right (a "Right") for each Common Share be paid on March 19, 1999 to shareholders of record of the Common Shares issued and outstanding at the close of business on such date, each Right representing the right to purchase one-hundredth of a Preferred Stock (a "Preferred Stock Fraction") upon the terms and subject to the conditions set forth in the form of Rights Agreement between the Company and Continental Stock Transfer and Trust Company as Rights Agent presented to this meeting (the "Rights Agreement"), which agreement is hereby approved in all respects.

          RESOLVED FURTHER, that the exercise price of the Rights shall be $40.00 per Preferred Stock Fraction and that the redemption price therefor shall be $.01 per Right, in each case, subject to the adjustments set forth in the Rights Agreement.

          RESOLVED FURTHER, that the President or Chief Executive Officer of the Company, alone or together with the Secretary or Assistant Secretary of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute the Rights Agreement, with such modifications as the officers executing the same shall approve, and to deliver the same to the Rights Agent thereunder, such execution and delivery conclusively to evidence the due authorization and approval thereof by the Company.

          RESOLVED FURTHER, that certificates evidencing the Rights (the "Rights Certificates") shall be substantially in the form set forth in the Rights Agreement and shall be issued and delivered as provided therein.

          RESOLVED FURTHER, that the Rights Certificates shall be signed by the Chairman of the Board, the President or any Vice President and by the Secretary or any Assistant Secretary of the Company (collectively, the "Proper Officers") under the corporate seal of the Company (which may be in the form of a facsimile of the seal of the Company), provided that the signatures of any of said officers of the Company may, but need not be, a facsimile signature imprinted or otherwise reproduced on the Rights Certificates, and that the Company adopts for such purpose the facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary and Assistant Secretary of the Company, notwithstanding the fact that at the time the Rights Certificates shall be authenticated and delivered or disposed of he shall have ceased to be such officer.

          RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, to execute for and on behalf of the Company and under its corporate seal (which may be in the form of a facsimile of the seal of the Company), Rights Certificates issued to replace lost, stolen, mutilated or destroyed Rights Certificates, and such Rights Certificates as may be required for exchange, substitution or transfer as provided in the Rights Agreement in the manner and form to be required in, or contemplated by, the Rights Agreement.

          RESOLVED FURTHER, that the Rights Certificates shall be manually countersigned by the Rights Agent and books for the registration and transfer of the Rights Certificates shall be maintained by the Rights Agent as provided for in the Rights Agreement.

          RESOLVED FURTHER, that 400,000 Preferred Stock be, and hereby is, initially reserved for issuance upon exercise of the Rights, such number to be subject to adjustment from time to time in accordance with the Rights Agreement.

          RESOLVED FURTHER, that Continental Stock Transfer and Trust Company (the "Bank") be, and it hereby is, appointed Transfer Agent and Registrar for the Preferred Stock.

          RESOLVED FURTHER, that the Bank be, and it hereby is, appointed Rights Agent under the Rights Agreement, and that upon presentation to it of Rights Certificates for exercise in accordance with the Rights Agreement, the Bank is authorized, as Transfer Agent and Registrar for the Preferred Stock, to issue, countersign, register and deliver the Preferred Stock Fractions issuable upon such exercise.

          RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take all such actions and to execute all such documents as they may deem necessary or appropriate in connection with the issuance of the Rights and the Preferred Stock or other securities issuable upon exercise of the Rights in order to comply with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended.

          RESOLVED FURTHER, that the Secretary of the Company be and he hereby is appointed as agent for service of the Company with respect to said registration statement for the Preferred Stock or other securities, and any amendments or supplements, with all the powers and functions specified in the General Rules and Regulations of the Securities and Exchange Commission under the Securities Act.

          RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute and file such application or applications, and amendments and supplements thereto, and take such other action as may be necessary to qualify the Rights (and, if in the judgment of such officers it is appropriate to do so, the Preferred Stock or other securities issuable upon exercise thereof) for trading on NASDAQ or any stock exchange or national market system deemed appropriate by such officers of the Company or as is required by the Rights Agreement, and that the proper officers of the Company be, and each of them hereby is, authorized to appear before the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and any stock exchange, and to execute such papers and agreements as may be necessary to conform with the requirements of any such body and to effectuate such qualification and registration.

          RESOLVED FURTHER, that as long as the Rights are attached to the Common Shares as provided in the Rights Agreement, one Right shall be delivered with each Common Share that shall become outstanding after March 19, 1999.

          RESOLVED FURTHER, in connection with the issuance or sale of Common Shares following the Distribution Date (as defined in the Rights Agreement) and prior to the Expiration Date (as is defined in the Rights Agreement), the Company shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale, as provided in the Rights Agreement.

          RESOLVED FURTHER, that the Board of Directors deems it desirable and in the best interests of the Company that the Preferred Stock issuable upon exercise of the Rights be qualified or registered for sale in various jurisdictions; that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Preferred Stock issuable upon exercise of the Rights as said officers may deem advisable or as is required by the Rights Agreement; that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to perform any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such papers or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor and the approval and ratification by the Company of the papers and documents so executed and the action so taken.

          RESOLVED FURTHER, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents if (i) in the opinion of the officers of the Company executing the same, the adoption of such resolutions is necessary or desirable (such execution or delivery being deemed conclusive evidence of such determination of such necessity or desirability) and (ii) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

          RESOLVED FURTHER, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to execute and deliver any and all certificates, agreements and other documents, take any and all steps and do any and all things which they may deem necessary or advisable (such execution or delivery being deemed conclusive evidence of such determination of such necessity or desirability) in order to effectuate the purposes of each and all of the foregoing resolutions.

          RESOLVED FURTHER, that any actions taken by the proper officers prior to the date of this meeting that are within the authority conferred hereby are hereby ratified, confirmed and approved in all respects as the act and deed of the Company.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 2nd day of March, 1999.

[SEAL]

                                         /s/ Robert S. Ippolito
                                             ----------------------
                                             Robert S. Ippolito
                                             Secretary, Treasurer and Chief
                                             Financial Officer